Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 16, 2012 (except for the consolidated statements of comprehensive (loss) income and Note 1 - comprehensive (loss) income,  for which the date is December 11, 2012), in the Registration Statement (Form S-4) and related Prospectus of Ply Gem Holdings, Inc. dated December 11, 2012.

/s/ Ernst & Young LLP

Raleigh, North Carolina
December 11, 2012